Exhibit 5.01

[Cantel Medical Corp. Letterhead]

February 28, 2005

Cantel Medical Corp.
150 Clove Road
Little Falls, New Jersey 07424

Ladies and Gentlemen:

        I am Senior Vice President and General Counsel to Cantel Medical Corp., a Delaware corporation (the "Company"), and am issuing this opinion in connection with the registration statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 750,000 shares (collectively, the "Shares") of common stock, par value $.10 per share, of the Company, which may be issued pursuant to awards granted under the Company's 1997 Employee Stock Option Plan, as amended (the "Plan").

        In this connection, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Company's Restated Articles of Organization, as amended; (iii) such records of the corporate proceedings of the Company as I have deemed necessary or appropriate as a basis for the opinions set forth herein; and (iv) such certificates of officers of the Company and others and such other records and documents as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

        Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, when issued and sold by the Company pursuant to and in accordance with the Plan, including payment of the applicable exercise price therefore, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid and nonassessable.

        I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

        This opinion is furnished by me as Senior Vice President and General Counsel to the Company in connection with the filing of the Registration Statement and is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the prior express written permission of the Company other than in connection with the offer and sale of Shares while the Registration Statement is in effect.

Very truly yours,

/s/ ERIC W. NODIFF Eric W. Nodiff Senior Vice President and General Counsel